UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Shares, no par value, and the associated Rights to Purchase Common Shares	AT	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 19, 2021, Atlantic Power Corporation (“Atlantic Power” or the “Company”) announced that it had obtained a final court order from the Supreme Court of British Columbia approving its previously announced arrangement with certain affiliates (collectively the “Purchasers”) of infrastructure funds managed by I Squared Capital Advisors (US) LLC.

The previously announced transaction with the Purchasers (the “Transaction”) remains subject to the satisfaction or waiver of certain conditions, including approval of the holders of the Company’s convertible debentures (“Convertible Debentures”), certain remaining regulatory approvals and third-party consents, and other customary closing conditions. As previously disclosed, the parties intend to close the Transaction without the approval of the holders of the Convertible Debentures unless a sufficient number of Convertible Debentures are voted in favor of the Transaction as currently structured. The parties are continuing to work through the steps required to do so and additional details will be provided once these steps are substantially finalized.

The Transaction has received approval from the holders of common shares of the Company and the holders of preferred shares and medium term notes of certain of the Company’s subsidiaries. The Transaction also has received certain required regulatory approvals, including an advance ruling certificate from the Canadian Commissioner of Competition under the Competition Act (Canada) on February 5, 2021, the expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 on March 9, 2021, and the approval of the Federal Energy Regulatory Commission on April 2, 2021. The parties currently expect to close the Transaction in the second quarter of 2021.

Incorporated by reference is Exhibit 99.1 attached hereto, a press release issued by the Company on April 19, 2021 announcing the receipt of the final court order.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Atlantic Power Corporation, dated April 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release may constitute forward-looking information or forward-looking statements within the meaning of applicable securities laws (collectively, "forward-looking statements"), which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects. These statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of the words "plans", "expects", "does not expect", "is expected", "budget", "estimates", "forecasts", "targets", "intends", "anticipates" or "does not anticipate", "believes", "outlook", "objective", or "continue", or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. Examples of such statements in this news release include, but are not limited to, statements with respect to the closing of Transaction and the anticipated timing of any such closing of the Transaction and the parties' intentions with respect to the Convertible Debentures if the Transaction is not approved by the required percentage of holders of the Convertible Debentures.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under "Risk Factors" and "Forward-Looking Information" in the Company's periodic reports as filed with the U.S. Securities and Exchange Commission (the "SEC") from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: April 20, 2021	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer